Exhibit 23.3

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-13405 and No. 333-81023) pertaining to the Amended and Restated 1995 Equity Participation Plan of Ambassadors International, Inc. of our report dated February 13, 2004, with respect to the financial statements of Incentive Travel, LLC included in the amended Annual Report (Form 10-K/A) of Ambassadors International, Inc. for the year ended December 31, 2003.

/s/ Ernst & Young LLP

Irvine, California
March 24, 2004